As filed with the Securities and Exchange Commission on April 30, 1999.

                               File No. 811-07969


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM N-2

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 1 /X/

                             FLOATING RATE PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)


                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, including Area Code: (713) 626-1919


                              Samuel D. Sirko, Esq.
                              A I M Advisors, Inc.
                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTE


         This Amendment to the Registration Statement of Floating Rate Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Amendment to the Registration Statement of Floating Rate Portfolio does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

                             FLOATING RATE PORTFOLIO


                       CONTENTS OF REGISTRATION STATEMENT



This registration statement of Floating Rate Portfolio contains the following documents:




         Facing Sheet

         Contents of Registration Statement

         Part A

         Part B

         Part C

         Signature Page

         Exhibits

                                     PART A


         Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund) (the "Fund") (1933 Act File No. 333-72419 and 1940 Act File No. 811-08485), as filed with the Securities and Exchange Commission (the "SEC") on April 14, 1999.

ITEM 3.   FEE TABLE AND SYNOPSIS.

         Not Applicable.

ITEM 8.   GENERAL DESCRIPTION OF THE REGISTRANT.

         Floating Rate Portfolio (the "Portfolio") is a closed-end, non-diversified management investment company that was organized as a business trust under the laws of the State of Delaware on January 9, 1997. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Information on the Portfolio's investment objective, the kinds of securities in which the Portfolio principally invests, other investment practices of the Portfolio and the risk factors associated with investments in the Portfolio are incorporated herein by reference from the sections entitled "Investment Objective and Policies" and "Special Considerations and Risk Factors" in the prospectus of the Fund included in the Fund's Registration Statement on Form N-2.

ITEM 9.   MANAGEMENT.

         A description of how the business of the Portfolio is managed is incorporated herein by reference from the section entitled "Management" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2. The following list identifies the specific sections of the Fund's prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

================================================================================
Item 9.1(a)              Management
--------------------------------------------------------------------------------
Item 9.1(b)              Management - Investment Management
--------------------------------------------------------------------------------
Item 9.1(c)              Management - Investment Management
--------------------------------------------------------------------------------
Item 9.1(d)              Management - Investment Management
--------------------------------------------------------------------------------
Item 9.1(e) Other Information - Custodian, Transfer and Dividend Disbursing Agent and Registrar
--------------------------------------------------------------------------------
Item 9.1(f)              Management
--------------------------------------------------------------------------------
Item 9.1(g)              Management; Portfolio Transactions
--------------------------------------------------------------------------------
Item 9.2(a)              Not Applicable
--------------------------------------------------------------------------------
Item 9.2(b)              Not Applicable
--------------------------------------------------------------------------------
Item 9.2(c)              Not Applicable
--------------------------------------------------------------------------------
Item 9.2(d)              Not Applicable
--------------------------------------------------------------------------------

         The Portfolio is managed by A I M Advisors, Inc. ("AIM") and is sub-advised by INVESCO Senior Secured Management, Inc. (the "Sub-advisor"). The Sub-advisor has appointed INVESCO (NY), Inc. ("INVESCO (NY)") as the sub-sub-advisor with respect to certain assets of the Portfolio. AIM, the Sub-advisor and INVESCO (NY) are all indirect wholly owned subsidiaries of AMVESCAP PLC ("AMVESCAP"). On May 29, 1998, AMVESCAP acquired the Asset Management Division of Liechtenstein Global Trust AG, which included the Sub-advisor and certain other affiliates. AMVESCAP and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

ITEM 10.    CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES.

ITEM 10.1.  CAPITAL STOCK.

         The Portfolio is organized as a trust under the laws of the State of Delaware and intends to be classified as a partnership for income tax purposes. Under the Trust Instrument, the Portfolio shall consist of one or more separate and distinct series. Additional series shall be established by, and shall be effective upon, the adoption of a resolution by the trustees. The trustees may designate the relative rights and preferences of the interests of each series. The Portfolio shall maintain separate and distinct records for each series. A series may issue any number of interests. Each holder of an interest in a series shall be entitled to receive its pro rata share of all distributions made with respect to that series. On redemption of an interest in a series, an interest holder shall be paid solely out of the assets belonging to that series.

         The beneficial interest in the Portfolio shall be divided into interests in one or more series. The number of interests in the Portfolio and each series shall be unlimited. All interests issued by the Portfolio shall be fully paid and nonassessable. Interest holders shall have no preemptive or other rights to subscribe to any additional interests or other securities issued by the Portfolio. The trustees shall have full power and authority, in their sole discretion and without obtaining interest holder approval, (a) to issue original or additional interests at such times and on such terms and conditions as they deem appropriate, (b) to establish and to change in any manner interests in any series with such preference, terms of conversion, voting powers, rights, and privileges as the trustees may determine (but the trustees may not change interests in a manner materially adverse to the interest holders), (c) to divide or combine the interests in any series into a greater or lesser number, (d) to classify or reclassify any unissued interests of any series into one or more series, (e) to abolish any one or more series, (f) to issue interests to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and (g) to take such other action with respect to the interests as the trustees may deem desirable.

         The trustees shall accept investments in any series from such persons and on such terms as they may from time to time authorize. At the trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that series is authorized to invest. The trustees shall have the right to refuse to accept investments in any series at any time without any cause or reason therefor whatsoever. Notwithstanding anything in the Portfolio's Trust Instrument to the contrary, (a) interests shall be only be issued in a transaction or transactions not requiring registration under the 1933 Act and (b) no series shall at any time have more than 100 interest holders. In determining the number of interest holders of any series, a person owning an interest through a partnership, grantor trust or S corporation (a "flow-through entity") shall be counted as a interest holder if substantially all the value of that person's interest in the flow-through entity is attributable to that series and a principal purpose for using a tiered structure was to satisfy the 100-interest holder condition. The trustees shall impose such other limitations on investments in the series as are necessary to avoid having any series treated as a "publicly traded partnership" within the meaning of
Section 7704 of the Code.

         The Portfolio or any series may be terminated by a majority vote of interest holders of the Portfolio or the affected series, respectively, or the trustees by written notice to the interest holders. Any series shall be terminated 120 days after an interest holder in that series either (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudicated a bankrupt or insolvent, (iv) files any pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding or (v) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the interest holder or of all or any substantial part of its assets, unless, within such 120 days, interest holders (excluding the interest holder with respect to whom such event occurs) owning a majority of the interests in that series vote to continue that series.

         The trustees may, without interest holder approval, cause the Portfolio or any series to merge or consolidate with or into any other entity or entities. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

         The trustees may, without the prior consent or vote of the interest holders, (i) cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization (each, a "successor entity") to take over all of the trust property or the assets belonging to any series or to carry on any business in which the trust or any series shall directly or indirectly have any interest, (ii) sell, convey, and transfer the Portfolio property or the assets belonging to any series to any such successor entity in exchange for the equity interests thereof or otherwise and (iii) lend money to, subscribe for the equity interests in, and enter into any contracts with, any such successor entity.

ITEM 10.2.        LONG-TERM DEBT.

         Not applicable.

ITEM 10.3.        GENERAL.

         Not applicable.

ITEM 10.4.        TAXES.

         Information on the taxation of the Portfolio is incorporated by reference from the section entitled "Taxes - Taxation of the Portfolio" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2.

ITEM 10.5.        OUTSTANDING SECURITIES.

         See Item 28 of Part C of this Registration Statement.

ITEM 10.6.        SECURITIES RATINGS.

         Not applicable.

ITEM 11.          DEFAULTS AND ARREARS ON SENIOR SECURITIES.

         Not applicable.

ITEM 12.          LEGAL PROCEEDINGS.

         Not applicable.

ITEM 13.          TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

         Not applicable.

                                     PART B




         Part B of this Registration Statement should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of the Fund (1933 Act File No. 333-72419 and 1940 Act File No. 811-08485), as filed with the SEC on April 14, 1999.

ITEM 14.          COVER PAGE.

         Not applicable.

ITEM 15.          TABLE OF CONTENTS.

         Not applicable.

ITEM 16.          GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 17.          INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains basic information about the investment objective, policies and limitations of the Portfolio. This Part B supplements the discussion in Part A of the investment objective, policies and limitations of the Portfolio.

         Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolio, the types of securities bought and investment techniques used by the Portfolio and certain risks attendant thereto, as well as other information on the Portfolio's investment programs, is incorporated by reference from the sections entitled "Investment Objective and Policies," "Investment Restrictions," "Special Considerations and Risk Factors" and "Portfolio Transactions" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2.

ITEM 18.          MANAGEMENT.

         Information about the trustees and officers of the Portfolio, and their roles in the management of the Portfolio and other AIM Funds, is incorporated by reference from the section entitled "Directors and Executive Officers" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2.

        The Board of Trustees of the Portfolio has an Audit Committee, comprised of Miss Quigley and Messrs. Anderson, Bayley and Patterson, which is responsible for reviewing and evaluating the audit function, including recommending firms to serve as independent auditors of the Portfolio. Each trustee and officer of the Portfolio is also a director and/or trustee and officer, respectively, of the other investment companies registered under the 1940 Act that are managed by AIM and that may be sub-advised and/or sub-administered by the Sub-Advisor, INVESCO
(NY), INVESCO Asset Management Limited, INVESCO Asset Management (Japan) Limited or INVESCO Asia Limited. For the fiscal year ended December 31, 1998, the Portfolio paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Miss Quigley Trustees' fees and expense reimbursements of $6,650, $5,450, $6,050 and $6,650, respectively. Mr. Anderson, Mr. Bayley, Mr. Patterson and Miss Quigley, who are not directors, officers or employees of AIM or any affiliated company, each received total compensation of $106,850, $90,650, $98,600 and $99,500, respectively, from the investment companies that are managed or administered by AIM for which he or she serves as a Director or Trustee. Fees and expense disbursed to the Trustees contained no accrued or payable pension, or retirement benefits. Other trustees and officers receive no compensation or expense reimbursement from the Portfolio. As of April 1, 1999, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of the Portfolio. The Portfolio requires no employees since the Sub-advisor and other third-party service providers perform substantially all of the services necessary for the Portfolio's operations.

ITEM 19.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         The Fund invests substantially all of its assets in the Portfolio. Because the Fund controls the Portfolio, the Fund may take actions affecting the Portfolio without the approval of any other investor.

         The Fund has informed the Portfolio that whenever it is requested to vote on any proposal of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that any other investors in the Portfolio would follow the same or a similar practice.

         The address of the Fund is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

ITEM 20.          INVESTMENT ADVISORY AND OTHER SERVICES.

         Information on the investment management and other services provided for or on behalf of the Portfolio is incorporated herein by reference from the sections entitled "Management," "Directors and Executive Officers" and "Other Information" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2. The following list identifies the specific sections in the Fund's prospectus under which the information required by Item 20 of Form N-2 may be found; each section is incorporated herein by reference.


================================================================================
Item 20.1(a)             Management
--------------------------------------------------------------------------------
Item 20.1(b)             Management - Investment Management
--------------------------------------------------------------------------------
Item 20.1(c)             Management - Investment Management
--------------------------------------------------------------------------------
Item 20.2                Management - Investment Management
--------------------------------------------------------------------------------
Item 20.3                Not Applicable
--------------------------------------------------------------------------------
Item 20.4                Management - Investment Management
--------------------------------------------------------------------------------

================================================================================
Item 20.5                Not Applicable
--------------------------------------------------------------------------------
Item 20.6 Other Information - Custodian, Transfer and Dividend Disbursing Agent and Registrar
--------------------------------------------------------------------------------
Item 20.7                Other Information - Independent Accountants
--------------------------------------------------------------------------------
Item 20.8                Not Applicable
================================================================================

ITEM 21.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

         A description of the Portfolio's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Portfolio Transactions" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2.

ITEM 22.          TAX STATUS.

         Information on the taxation of the Portfolio is incorporated by reference from the section entitled "Taxes - Taxation of the Portfolio" in the Fund's prospectus included in the Fund's Registration Statement on Form N-2.

ITEM 23.          FINANCIAL STATEMENTS.

         The audited financial statements of the Portfolio for the fiscal year ended December 31, 1998 are attached hereto in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

To the Shareholders and Board of Trustees of AIM Floating Rate Portfolio (formerly GT Global Floating Rate Portfolio, Inc.):

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets, cash flows and the supplementary data present fairly, in all material respects, the financial position of the AIM Floating Rate Portfolio at December 31, 1998, and the results of its operations, the changes in its net assets, cash flows and the supplementary data for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and supplementary data (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of investments owned at December 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

                                                      PRICEWATERHOUSECOOPERS LLP
BOSTON, MASSACHUSETTS
FEBRUARY 19, 1999

                                                            MOODY'S
                                                            RATING     PRINCIPAL         VALUE    % OF NET
SENIOR SECURED FLOATING RATE INTERESTS{.:}{/\}             (UNAUDITED)   AMOUNT         (NOTE 1)   ASSETS
---------------------------------------------------------  ----------- -----------   ------------ ----------
Leisure & Tourism (13.1%)
Patriot American Hospitality, Inc.: .....................   NR                                       2.8
Term loan B due 3/31/03 .................................              5,620,313     $ 5,402,526
Term loan due 3/31/00 ...................................              1,488,971       1,455,469
Term loan due 3/31/99 ...................................              1,323,529       1,293,750
Starwood Hotels & Resorts Worldwide, Inc.: ..............   NR                                       1.7
Term loan due 2/23/03 ...................................              5,000,000       4,937,500
Extended Stay America, Inc.: ............................   NR                                       1.7
Term loan B due 12/31/03 ................................              5,000,000       4,900,000
Interval International Corp.: ...........................   NR                                       1.5
Term loan B due 12/16/05 ................................              2,103,750       2,097,176
Term loan C due 12/15/06 ................................              2,103,750       2,097,176
The Resort at Summerlin, Inc.: ..........................   NR                                       1.4
Term loan A due 3/31/04 .................................              4,000,000       3,970,000
KSL Recreation Group, Inc.: .............................   B2                                       1.4
Revolving Credit due 4/30/03 ............................              4,011,429       2,516,362
Term loan A due 4/30/05 .................................                707,143         699,336
Term loan B due 4/30/06 .................................                707,143         699,336
ASC-West, Inc.: .........................................   B1                                       1.2
Term loan due 5/31/06 ...................................              3,571,429       3,571,429
Aladdin Gaming, LLC.: ...................................   B2                                       0.9
Term loan C due 2/26/08 .................................              2,222,223       2,194,444
Term loan B due 8/26/06 .................................                277,778         274,305
ASC East, Inc.: .........................................   B1                                       0.5
Term loan due 5/31/06 ...................................              1,428,570       1,428,570
                                                                                     ------------
                                                                                      37,537,379
                                                                                     ------------
Broadcasting & Publishing (8.0%)
Capstar Broadcasting Corp.: .............................   B3                                       3.4
Term loan B due 5/31/05 .................................              9,950,000       9,894,031
White Knight Broadcasting, Inc.: ........................   NR                                       1.9
Term loan B due 9/30/05 .................................              5,329,268       5,315,945
21st Century Newspapers, Inc.: ..........................   Ba3                                      1.7
Term loan due 9/15/05 ...................................              4,962,500       4,894,266
Comcorp Broadcasting, Inc.: .............................   NR                                       1.0
Term loan B due 9/30/05 .................................              2,926,829       2,897,561
                                                                                     ------------
                                                                                      23,001,803
                                                                                     ------------
Chemicals (7.7%)
Lyondell Petrochemical Co.: .............................   Ba2                                      3.6
Term loan B due 6/30/05 .................................             10,479,000      10,217,025
Huntsman Specialty Chemicals Corp.: .....................   Ba2                                      1.6
Term loan due 3/15/07 ...................................              2,727,273       2,707,636
Term loan C due 3/15/05 .................................              2,152,144       2,136,003
Sterling Pulp Chemicals (SASK) Ltd.: ....................   NR                                       1.3
Term loan B due 6/30/05 .................................              3,640,598       3,604,192
Huntsman Corp.: .........................................   Ba2                                      1.2
Term loan B due 6/30/04 .................................              3,442,437       3,412,316
                                                                                     ------------
                                                                                      22,077,172
                                                                                     ------------

The accompanying notes are an integral part of the financial statements.

                                                            MOODY'S
                                                            RATING     PRINCIPAL         VALUE    % OF NET
SENIOR SECURED FLOATING RATE INTERESTS{.:}{/\}             (UNAUDITED) AMOUNT           (NOTE 1)    ASSETS
---------------------------------------------------------  ----------- ---------       ---------- ----------
Household Products (5.5%)
20th Century Plastics, Inc.: ............................   NR                                       2.6
Term loan B due 9/30/05 .................................              3,988,889     $ 3,958,972
Term loan C due 9/30/06 .................................              3,491,250       3,465,066
Century Maintenance Supply, Inc.: .......................   NR                                       1.7
Term loan B due 7/8/05 ..................................              4,975,000       4,912,813
Paint Sundry Brands Corp.: ..............................   NR                                       1.2
Term loan B due 8/11/05 .................................              1,795,500       1,764,079
Term loan C due 8/11/06 .................................              1,661,667       1,632,588
                                                                                     ------------
                                                                                      15,733,518
                                                                                     ------------
Business & Public Services (5.2%)
Bridge Information Systems, Inc.: .......................   B1                                       1.7
Term loan due 5/29/05 ...................................              5,000,000       4,940,000
Genicom Corp.: ..........................................   NR                                       1.6
Term loan B due 9/5/04 ..................................              4,843,750       4,698,438
Safety-Kleen Services Inc.: .............................   Ba3                                      1.0
Term loan B due 4/3/04 ..................................              1,356,818       1,356,818
Term loan C due 4/3/05 ..................................              1,356,818       1,356,818
Decision One Corp.: .....................................   B1                                       0.9
Term loan B due 8/6/05 ..................................              2,962,500       2,562,562
                                                                                     ------------
                                                                                      14,914,636
                                                                                     ------------
Health Care Services (4.7%)
Mariner Post-Acute Network, Inc.: .......................   Ba3                                      1.7
Term loan B due 3/31/05 .................................              2,495,000       2,457,575
Term loan C due 3/31/06 .................................              2,495,000       2,457,575
MedPartners, Inc.: ......................................   B1                                       1.6
Term loan B due 6/9/01 ..................................              4,636,661       4,485,969
Genesis Health Ventures, Inc.: ..........................   Ba3                                      0.8
Term loan B due 9/30/04 .................................              1,203,598       1,182,535
Term loan C due 6/30/05 .................................              1,200,806       1,179,791
The Multicare Companies, Inc.: ..........................   B1                                       0.6
Term loan B due 9/30/04 .................................              1,234,375       1,208,145
Term loan C due 6/1/05 ..................................                410,417         401,695
                                                                                     ------------
                                                                                      13,373,285
                                                                                     ------------
Auto Parts (4.3%)
American Axle & Manufacturing of Michigan, Inc.: ........   Ba3                                        1.7
Term loan due 4/30/06 ...................................              5,000,000       4,962,500
Federal-Mogul Corp.: ....................................   Ba2                                        1.6
Term loan B due 12/31/05 ................................              4,500,000       4,454,999
Joan Fabrics Corp.: .....................................   B1                                         1.0
Term loan B due 6/30/05 .................................              1,907,401       1,893,096
Term loan C due 6/30/06 .................................                990,514         983,085
                                                                                     ------------
                                                                                      12,293,680
                                                                                     ------------

The accompanying notes are an integral part of the financial statements.

                                                            MOODY'S
                                                            RATING     PRINCIPAL       VALUE      % OF NET
SENIOR SECURED FLOATING RATE INTERESTS{.:}{/\}             (UNAUDITED)  AMOUNT        (NOTE 1)     ASSETS
---------------------------------------------------------  ----------- ----------    ----------   ----------
Consumer Services (3.9%)
Coinmach Laundry Corp.: .................................   Ba2                                      2.4
Term loan B due 6/30/05 .................................              6,932,538     $ 6,897,875
Rent-A-Center, Inc.: ....................................   Ba3                                      1.5
Term loan C due 2/5/07 ..................................              2,408,924       2,366,767
Term loan B due 2/5/06 ..................................              1,970,938       1,936,446
                                                                                     ------------
                                                                                      11,201,088
                                                                                     ------------
Cable Television (3.4%)
Charter Communications Entertainment, L.P.: .............   Ba3                                      1.7
Term loan due 9/30/07 ...................................              5,000,000       4,987,500
Charter Communications Southeast, L.P.: .................   Ba3                                      1.7
Term loan C due 1/1/08 ..................................              5,000,000       4,953,125
                                                                                     ------------
                                                                                       9,940,625
                                                                                     ------------
Wireless Communications (3.4%)
Western PCS Holding Corp.: ..............................   B1                                       1.7
Term loan B due 6/26/07 .................................              5,000,000       4,968,750
Commnet Cellular, Inc.: .................................   B1                                       1.7
Term loan D due 9/30/07 .................................              3,252,033       3,228,992
Term loan C due 3/31/07 .................................              1,161,440       1,153,211
Term loan B due 9/30/06 .................................                586,527         582,251
                                                                                     ------------
                                                                                       9,933,204
                                                                                     ------------
Appliances & Household (3.4%)
Simmons Co., Inc.: ......................................   Ba3                                      1.7
Term loan C due 10/29/06 ................................              3,562,500       3,544,688
Term loan B due 10/29/05 ................................              1,424,489       1,417,367
The Imperial Home Decor Group: ..........................   B1                                       1.7
Term loan B due 3/13/05 .................................              3,300,000       3,262,875
Term loan C due 3/13/06 .................................              1,700,000       1,680,875
                                                                                     ------------
                                                                                       9,905,805
                                                                                     ------------
Transportation - Shipping (2.7%)
American Commercial Lines: ..............................   Ba2                                      1.7
Term loan C due 6/30/07 .................................              2,877,301       2,861,122
Term loan B due 6/30/06 .................................              2,111,273       2,099,401
Atlas Freighter Leasing, Inc.: ..........................   Ba3                                      1.0
Term loan due 5/29/04 ...................................              2,734,865       2,706,380
                                                                                     ------------
                                                                                       7,666,903
                                                                                     ------------
Plastics & Rubber (2.6%)
Intesys Technologies, Inc.: .............................   NR                                       2.6
Term loan due 6/30/06 ...................................              7,485,000       7,410,150
                                                                                     ------------
Gas Production & Distribution (2.4%)
Ferrellgas, L.P.: .......................................   NR                                       2.4
Term loan C due 6/17/06 .................................              7,000,000       7,000,000
                                                                                     ------------

The accompanying notes are an integral part of the financial statements.

                                                            MOODY'S
                                                            RATING     PRINCIPAL       VALUE      % OF NET
SENIOR SECURED FLOATING RATE INTERESTS{.:}{/\}             (UNAUDITED)  AMOUNT        (NOTE 1)     ASSETS
---------------------------------------------------------  ----------- ----------    ----------   ----------
Machinery & Engineering (2.4%)
Formax, Inc.: ...........................................   NR                                       2.4
Term loan B due 9/30/05 .................................              6,965,000     $ 6,930,175
                                                                                     ------------
Pharmaceuticals (2.4%)
Leiner Health Products Group: ...........................   Ba3                                      1.5
Term loan C due 12/30/05 ................................              4,451,207       4,417,822
Endo Pharmaceuticals, Inc.: .............................   B1                                       0.9
Term loan B due 6/30/04 .................................              2,452,381       2,427,857
                                                                                     ------------
                                                                                       6,845,679
                                                                                     ------------
Paper/Packaging (2.3%)
Graham Packaging Co.: ...................................   B1                                       1.3
Term loan D due 1/31/07 .................................              1,446,429       1,439,196
Term loan B due 1/31/06 .................................              1,353,516       1,343,364
Term loan C due 1/31/07 .................................              1,121,484       1,115,877
Stone Container Corp.: ..................................   Ba3                                      1.0
Term loan E due 10/1/03 .................................              2,895,738       2,877,640
                                                                                     ------------
                                                                                       6,776,077
                                                                                     ------------
Restaurants (1.7%)
AFC Enterprises, Inc.: ..................................   Ba3                                      1.7
Term loan B due 6/30/04 .................................              4,987,500       4,975,031
                                                                                     ------------
Retailers-Food (1.7%)
Star Markets, Inc.: .....................................   Ba3                                      1.7
Term Loan C due 12/31/02 ................................              4,954,088       4,941,703
                                                                                     ------------
Beverages - Non-alcoholic (1.7%)
Mistic/Snapple Brands, Inc.: ............................   NR                                       1.7
Term loan B due 6/1/04 ..................................              2,439,492       2,421,196
Term loan C due 6/1/05 ..................................              2,439,492       2,421,196
                                                                                     ------------
                                                                                       4,842,392
                                                                                     ------------
Office Equipment (1.6%)
Dictaphone Corp.: .......................................   B2                                       1.6
Term loan C due 12/31/02 ................................              2,475,000       2,351,250
Term loan B due 6/30/02 .................................              2,436,828       2,290,618
                                                                                     ------------
                                                                                       4,641,868
                                                                                     ------------
Coal (1.5%)
P & L Coal Holdings Corp.: ..............................   NR                                       1.0
Term loan B due 6/9/06 ..................................              2,769,231       2,751,924
Centennial Resoures, Inc.:-/- ...........................   NR                                       0.5
Term loan B due 3/31/04 .................................              1,966,666         983,334
Term loan A due 3/31/02 .................................                850,000         425,000
Revolving Credit due 6/30/99 ............................                355,789         176,704
                                                                                     ------------
                                                                                       4,336,962
                                                                                     ------------

The accompanying notes are an integral part of the financial statements.

                                                            MOODY'S
                                                            RATING     PRINCIPAL       VALUE      % OF NET
SENIOR SECURED FLOATING RATE INTERESTS{.:}{/\}             (UNAUDITED)  AMOUNT        (NOTE 1)     ASSETS
---------------------------------------------------------  ----------- ----------    ----------   ----------
Other Consumer Goods (1.5%)
The Boyds Collection, Ltd.: .............................   Ba3                                      1.5
Term loan B due 4/21/06 .................................              4,216,667     $ 4,169,229
                                                                                     ------------
Industrial Components (1.4%)
Thermadyne MFG. L.L.C.: .................................   B1                                       1.4
Term loan B due 5/22/05 .................................              1,990,000       1,976,319
Term loan C due 5/22/06 .................................              1,990,000       1,976,319
                                                                                     ------------
                                                                                       3,952,638
                                                                                     ------------
Building Materials & Components (1.3%)
Atrium Cos., Inc.: ......................................   B1                                       1.3
Term Loan C due 6/30/06 .................................              1,963,333       1,951,554
Term Loan B due 6/30/05 .................................              1,716,481       1,706,182
                                                                                     ------------
                                                                                       3,657,736
                                                                                     ------------
Medical Technology & Supplies (0.9%)
Sterling Diagnostic Imaging, Inc.: ......................   NR                                       0.9
Term loan due 6/30/05 ...................................              2,497,596       2,472,620
                                                                                     ------------  ------
TOTAL SENIOR SECURED FLOATING RATE INTERESTS (cost
$265,043,827) ...........................................                            260,531,358    90.7
                                                                                     ------------  ------
VALUE % OF NET
REPURCHASE AGREEMENT (NOTE 1) ASSETS
------------------------------------------------------------- ------------ -------------
Dated December 31, 1998, with State Street Bank & Trust
Co., due January 4, 1999, for an effective yield of 4.50%,
collateralized by $325,000 U.S. Treasury Notes, 4.00% due
10/31/00 and $22,395,000 U.S. Treasury Notes, 6.875% due
5/15/06 (market value of collateral is $25,825,681
including accrued interest). (cost $25,314,000) .........                             25,314,000     8.8
                                                                                     ------------  ------
TOTAL INVESTMENTS (cost $290,357,827) * .................                            285,845,358    99.5
Other Assets and Liabilities ............................                              1,431,345     0.5
                                                                                     ------------  ------
NET ASSETS ..............................................                           $287,276,703   100.0
                                                                                     ------------  ------
                                                                                     ------------  ------

         --------------
         {.:} Senior secured corporate loans and senior secured debt securities in the Fund's portfolio generally have variable rates which adjust to a base, such as the London Inter-Bank Offered Rate ("LIBOR"), on set dates, typically every 30 days but not greater than one year; and/or have interest rates that float at a margin above a widely recognized base lending rate such as the Prime Rate of a designated U.S. bank. Senior secured floating rate interests are, at present, not readily marketable and may be subject to restrictions on resale.

         {/\} Senior secured floating rate interests often require prepayments from excess cash flow or permit the borrower to repay at its election. The degree to which borrowers repay, whether as a contractual requirement or at their election, cannot be predicted with accuracy. As a result, the actual remaining maturity may be substantially less than the stated maturities shown. However, it is anticipated that the senior secured floating rate interests will have an expected average life of three to five years.

                    Unrealized appreciation:      $      4,815
                    Unrealized depreciation:        (4,517,284)
                                                   -------------
                    Net unrealized depreciation:  $ (4,512,469)
                                                   -------------
                                                   -------------

Assets:
  Investments in securities, at value (cost $290,357,827).........  $285,845,358
  U.S. currency...................................................           756
  Interest receivable.............................................     2,294,966
  Unamortized organizational costs................................        63,914
  Receivable for securities sold..................................        30,148
  Miscellaneous receivable........................................         3,798
                                                                     -----------
    Total assets..................................................   288,238,940
                                                                     -----------
Liabilities:
  Payable for loan fees...........................................       582,302
  Payable for investment management and administration fees.......       329,666
  Payable for securities purchased................................         8,989
  Payable for custodian fees......................................         1,886
  Payable for operating expenses..................................        39,394
                                                                     -----------
    Total liabilities.............................................       962,237
                                                                     -----------
Net assets........................................................  $287,276,703
                                                                     -----------
                                                                     -----------
Net assets consist of:
  Paid in capital.................................................  $269,035,116
  Accumulated net investment income...............................    22,592,993
  Accumulated net realized gain on investments and foreign
     currency transactions........................................       161,063
  Net unrealized depreciation of investments......................   (4,512,469)
                                                                     -----------
Total -- representing net assets applicable to shares
  of beneficial interest outstanding..............................  $287,276,703
                                                                     -----------
                                                                     -----------
The accompanying notes are an integral part of the financial statements.

Investment income:
  Interest income.................................................   $18,729,751
  Other income....................................................       326,507
                                                                     -----------
    Total investment income.......................................    19,056,258
                                                                     -----------
Expenses:
  Investment management and administration fees...................     2,147,460
  Amortization of organization costs..............................        19,199
  Custodian fees..................................................         3,970
  Other expenses..................................................        35,025
                                                                     -----------
    Total expenses................................................     2,205,654
                                                                     -----------
Net investment income.............................................    16,850,604
                                                                     -----------

Net realized and unrealized gain (loss) on investments and foreign currencies:
  Net realized gain during the year...............................        10,508
  Net unrealized depreciation during the year.....................   (4,634,050)
                                                                     -----------
Net realized and unrealized loss on investments and foreign
  currencies......................................................   (4,623,542)
Net increase in net assets resulting from operations..............   $12,227,062
                                                                     -----------
                                                                     -----------

The accompanying notes are an integral part of the financial statements.

MAY 1, 1997 (COMMENCEMENT OF OPERATIONS) YEAR ENDED TO
DECEMBER 31, DECEMBER 31,
1998 1997
------------- --------------
Increase in net assets
Operations:
  Net investment income.................   $16,850,604   $  5,742,389
  Net realized gain on investments and
   foreign currency transactions........        10,508        150,555
  Net change in unrealized appreciation
   (depreciation) of investments........    (4,634,050)       121,581
                                           ------------- ------------
    Net increase in net assets resulting
     from operations....................    12,227,062      6,014,525
                                           ------------- ------------
Beneficial interest transactions:
  Contributions.........................   151,573,415    160,309,506
  Withdrawals...........................   (36,556,868)    (6,290,937)
                                          -------------  -------------
    Net increase from beneficial
     interest transactions..............   115,016,547    154,018,569
------------- --------------
Total increase in net assets............   127,243,609    160,033,094
Net assets:
  Beginning of year.....................   160,033,094              0
                                          -------------  -------------
  End of year...........................  $287,276,703   $160,033,094
                                          -------------  -------------
                                          -------------  -------------

The accompanying notes are an integral part of the financial statements.

Cash Provided by Operating Activities:
  Net increase in net assets resulting from operations........  $   12,227,062
    Increase in receivables...................................        (952,065)
    Increase in payables......................................         346,993
    Net realized and unrealized gain on investments...........       4,623,542
    Increase in deferred facility fees........................         393,307
    Decrease in unamortized organization costs................          19,199
                                                                --------------
      Net cash provided by operating activities...............      16,658,038
                                                                --------------
Cash Used for Investing Activities:
  Proceeds from principal payments and sales of senior
   floating rate interests....................................     155,074,585
  Purchases of senior secured floating rate interests.........    (263,037,556)
  Purchases of short-term investments.........................  (4,074,810,000)
  Proceeds from sales and maturities of short-term
   investments................................................   4,051,099,000
                                                                --------------
      Net cash used in investing activities...................    (131,673,971)
                                                                --------------
Cash Provided by Financing Activities:
  Proceeds from capital shares sold and reinvested............     151,573,415
  Disbursements from capital shares repurchased...............     (36,556,868)
  Proceeds from bank line of credit...........................      38,416,000
  Repayment of proceeds from bank line of credit..............     (38,416,000)
                                                                --------------
     Net cash provided by financing activities................     115,016,547
                                                                --------------
  Net increase in cash........................................             614
  Cash at Beginning of Period.................................             142
                                                                --------------
  Cash at End of Period.......................................  $          756
                                                                --------------
                                                                --------------

The accompanying notes are an integral part of the financial statements.

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                            MAY 1, 1997
                                                          (COMMENCEMENT
                                                                OF
                                           YEAR ENDED      OPERATIONS) TO
                                          DECEMBER 31,      DECEMBER 31,
                                             1998               1997
-------------- --------------

Per Share Operating Performance:
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $ 287,277        $ 160,033
Ratio of net investment income to
 average net assets.....................        7.44 %         7.88 %(a)
Ratio of expenses to average net
 assets:................................        0.97 %         0.98 %(a)
Ratio of interest expense to average net
 assets.................................        0.01 %         0.15 %(a)
Portfolio turnover rate.................          75 %          118 %(a)

--------------
(a) Annualized
The accompanying notes are an integral part of the financial statements.

1. SIGNIFICANT ACCOUNTING POLICIES
Floating Rate Portfolio ("Portfolio") is organized as a Delaware business trust and is registered under the 1940 Act as a non-diversified, closed-end management investment company.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting year. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Fund in the preparation of the financial statements.

(A) PORTFOLIO VALUATION
The Portfolio invests primarily in senior secured corporate loans ("Corporate Loans") and senior secured debt securities ("Corporate Debt Securities") that meet credit standards established by INVESCO Senior Secured Management, Inc., (the "Sub-Adviser"), formerly, Chancellor LGT Senior Secured Management, Inc.

When possible, A I M Advisors, Inc. (the "Manager") or the Sub-Adviser will rely on quotations provided by banks, dealers or pricing services with respect to Corporate Loans and Corporate Debt Securities. Whenever it is not possible to obtain such quotes, the Sub-Adviser, subject to guidelines reviewed by the Portfolio's Board of Trustees, values the Corporate Loans and Corporate Debt Securities at Fair Value, which approximates market value. In valuing a Corporate Loan or Corporate Debt Security, the Sub-Adviser considers, among other factors, (i) the credit worthiness of the U.S. or non-U.S. Company borrowing or issuing Corporate Debt Securities and any intermediate loan participants, (ii) the current interest rate, period until next interest rate reset and maturity of the Corporate Loan or Corporate Debt Security, (iii) recent prices in the market for instruments of similar quality, rate, and period until next interest rate reset and maturity.

(B) REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity. Repurchase agreements are valued at cost plus accrued interest.

(C) INTERMEDIATE PARTICIPANTS
The Portfolio invests primarily in Corporate Loans from U.S. or non-U.S. companies (the "Borrowers"). The investment of the Portfolio in a Corporate Loan may take the form of participation interests or assignments. If the Portfolio purchases a participation interest from a syndicate of lenders ("Lenders") or one of the participants in the syndicate ("Participant"), one or more of which administers the loan on behalf of all the Lenders (the "Agent Bank"), the Portfolio would be required to rely on the Lender that sold the participation interest not only for the enforcement of the Portfolio's rights against the Borrower but also for the receipt and processing of payments due to the Portfolio under the Corporate Loans. As such, the Portfolio is subject to the credit risk of the Borrower and a Participant. Lenders and Participants interposed between the Portfolio and a Borrower, together with Agent Banks are referred to as "Intermediate Participants".

(D) INVESTMENT TRANSACTIONS
Investment transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of investments sold is determined on a first-in, first-out basis, unless otherwise specified. The Portfolio may trade securities on other than normal settlement terms. This may increase the market risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(E) TAXES
It is the policy of the Portfolio to meet the requirements for qualification as a "regulated investment company" under the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, and unrealized appreciation of securities held, or excise tax on income and capital gains.

(F) DEFERRED ORGANIZATIONAL EXPENSES
Expenses incurred by the Portfolio in connection with its organization aggregated $95,995. These expenses are being amortized on a straightline basis over a five-year period.

(G) RESTRICTED SECURITIES
The Portfolio may invest all or substantially all of its assets in Corporate Loans, Corporate Debt Securities or other securities that are rated below investment grade by a nationally recognized statistical rating organization, or in comparable unrated securities. The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

(H)  SECURITIES PURCHASED ON A WHEN-ISSUED AND DELAYED
     DELIVERY BASIS
The Portfolio may purchase and sell interests in Corporate Loans and Corporate Debt Securities and other portfolio securities on a when-issued and delayed delivery basis, with payment and delivery scheduled for a future date. No income accrues to the Portfolio on such interests or securities in connection with such transactions prior to the date the Portfolio actually takes delivery of such interests or securities. These transactions are subject to market fluctuations and are subject to the risk that the value at delivery may be more or less than the trade date purchase price. Although the Portfolio will generally purchase these securities with the intention of acquiring such securities, they may sell such securities before the settlement date. These securities are identified on the accompanying Portfolio of Investments. The Portfolio has set aside sufficient cash or liquid high grade debt securities as collateral for these purchase commitments.


(I) INVESTMENT INCOME
Investment income is recorded on an accrual basis. Where a high level of uncertainty exists as to collection of income on securities, income is recorded net of all withholding tax with any rebate recorded when received. Facility fees received are recognized as income over the expected life of the loan. Market discounts are accreted over the stated life of each applicable security.

(J)  LINE OF CREDIT
The Fund, along with certain other funds advised and/or administered by A I M Advisors, Inc. ("AIM" or the "Manager"), has a line of credit with BankBoston and State Street Bank and Trust Company. The arrangements with the banks allow the Fund and certain other funds to borrow, on a first come, first served basis, an aggregate maximum amount of $250,000,000. The Fund is limited to borrowing up to 33 1/3% of the value of the Fund's total assets. On December 31, 1998, the Fund had no outstanding loan balance.

For the year ended December 31, 1998, the weighted average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) was $2,799,958 with a weighted average interest rate of 6.21%. Interest expense for the year ended was $11,594.

2. RELATED PARTIES
A I M Advisors, Inc. (the "Manager") is the investment manager and administrator for the Portfolio, INVESCO Senior Secured Management, Inc. (formerly, Chancellor LGT Senior Secured Management, Inc.) is the Portfolio's investment sub-adviser ("Sub-Adviser"), and INVESCO (NY), Inc. (formerly Chancellor LGT Asset Management, Inc.) is the Portfolio's sub-sub-adviser.

The Portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.95% of the Portfolio's average daily net assets.

Through December 31, 1998, all of the beneficial interest in the Portfolio was owned either by AIM Floating Rate Fund or INVESCO (NY), Inc., the Portfolio's investment sub-sub-advisor which has a nominal ($100) investment in the Portfolio.

3. PURCHASES AND SALES OF SECURITIES
For the year ended December 31, 1998, purchases and sales of investment securities by the Portfolio, other than U.S. government obligations and short-term investments, aggregated $263,046,545 and $154,949,346, respectively. There were no purchases or sales of U.S. government obligations by the Portfolio for the year ended December 31, 1998.


BOARD OF TRUSTEES                  OFFICERS                      OFFICE OF THE FUND

C. Derek Anderson                  Robert H. Graham              11 Greenway Plaza
President, Plantagenet Capital     Chairman and President        Suite 100
Management, LLC (an investment                                   Houston, TX 77046
partnership); Chief Executive      Dana R. Sutton
Officer,                           Vice President & Assistant    INVESTMENT MANAGER
Plantagenet Holdings, Ltd.         Treasurer
(an investment banking firm)                                     A I M Advisor, Inc.
                                                                 11 Greenway Plaza
                                   Samuel D. Sirko               Suite 100
Frank S. Bayley                    Vice President & Secretary    Houston, TX 77046
Partner, law firm of
Baker & McKenzie                   Kenneth W. Chancey            SUB-ADVISOR
                                   Vice President &
Robert H. Graham                   Principal Accounting Officer  INVESCO Senior Secured
President and Chief Executive                                    Management, Inc.
Officer,                                                         1166 Avenue of the Americas
A I M Management Group Inc.        John J. Arthur                New York, NY 10036
                                   Vice President
Arthur C. Patterson                                              SUB-SUB-ADVISOR
Managing Partner, Accel Partners   Melville B. Cox
(a venture capital firm)           Vice President                INVESCO (NY), Inc.
                                                                 1166 Avenue of the Americas
Ruth H. Quigley                    Gary T. Crum                  New York, NY 10036
Private Investor                   Vice President
                                                                 TRANSFER AGENT
                                   Carol F. Relihan
                                   Vice President                A I M Fund Services, Inc.
                                                                 P.O. Box 4739
                                   Nancy L. Martin               Houston, TX 77210-4739
                                   Assistant Secretary
                                                                 CUSTODIAN
                                   Ofelia M. Mayo
                                   Assistant Secretary           State Street Bank and Trust
                                                                 Company
                                   Kathleen J. Pflueger          225 Franklin Street
                                   Assistant  Secretary          Boston,  MA 02110

                                   Pamela  Ruddock               COUNSEL  TO THE FUND
                                   Assistant  Treasurer
                                                                 Kirkpatrick & Lockhart LLP
                                   Paul Wozniak                  1800 Massachusetts Avenue, N.W.
                                   Assistant Treasurer           Washington, D.C. 20036-1800

                                                                 COUNSEL TO THE TRUSTEES

                                                                 Paul, Hastings, Janofsky &
                                                                 Walker LLP
                                                                 Twenty Third Floor
                                                                 555 South Flower Street
                                                                 Los Angeles, CA 90071

                                                                 DISTRIBUTOR

                                                                 A I M Distributors, Inc.
                                                                 11 Greenway Plaza
                                                                 Suite 100
                                                                 Houston, TX 77046

                                                                 AUDITORS

                                                                 PricewaterhouseCoopers LLP
                                                                 One Post Office Square
                                                                 Boston, MA 02109

                                     PART C


                                OTHER INFORMATION




ITEM 24.          FINANCIAL STATEMENTS AND EXHIBITS.

(1)      Financial Statements:

         The  financial  statements  of the  Portfolio for the fiscal year ended
December  31,  1998  and  report  by  PricewaterhouseCoopers   LLP,  independent
auditors, are included in Part B.

(2)      Exhibits:

            (a) Trust Instrument of Registrant, dated January 9, 1997, was filed as an Exhibit to the Registration Statement on Form N-2, on March 21, 1997, and is hereby incorporated by reference.

            (b)   (1)      By-Laws  of   Registrant,   dated  January  9,  1997,
                           were  filed  as  an   Exhibit  to  the   Registration
                           Statement on Form N-2, on March 21, 1997, and are hereby incorporated by reference.

                  (2) Amended and Restated By-Laws of Registrant are filed herewith electronically.

            (c)            Not applicable.

            (d) Instruments defining the rights of holders of Registrant's securities were filed as an Exhibit to the Registration Statement on Form N-2, on March 21, 1997, and are hereby incorporated by reference.

            (e)            Not applicable.

            (f)            Not applicable.

            (g)   (1)      Investment  Management  and  Administration Contract,
                           dated  May  29,  1998,  between  Registrant and A I M
                           Advisors, Inc.  is   filed   herewith electronically.

            (g)   (2)      Sub-Advisory and Sub-Administration  Contract,  dated
                           May  29,  1998,  between  A I M  Advisors,  Inc.  and
                           INVESCO Senior Secured Management, Inc. is filed herewith electronically.

            (g)   (3)      Sub-Sub-Advisory and Sub-Sub-Administration Contract,
                           dated May 29, 1998,  between  INVESCO  Senior Secured
                           Management, Inc. and INVESCO (NY), Inc. is filed herewith electronically.

            (h)            Not applicable.

            (i)            Not applicable.

            (j) (1) Custodian Contract, dated April 30, 1997, between Registrant and State Street Bank and Trust Company, was filed as an Exhibit to the Registration Statement on Form N-2, on March 21, 1997, and is hereby incorporated by reference.

            (j) (2) Amendment to Custodian Contract, dated January 26, 1999, is filed herewith electronically.

            (k) (1) Transfer Agency Contract, dated April 30, 1997, between Registrant and GT Global Investor Services, Inc., is filed herewith electronically.

            (k) (2) Fund Accounting and Pricing Agent Agreement, dated April 30, 1997, between Registrant, GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate
                           Fund) and Chancellor LGT Asset Management, Inc. is filed herewith electronically.

            (l)            Not applicable.

            (m)            Not applicable.

            (n) Consent of PricewaterhouseCoopers LLP, independent auditors, is filed herewith electronically.

            (o)            Not applicable.

            (p)            Not applicable.

            (q)            Not applicable.

            (r)            None.

ITEM 25.          MARKETING ARRANGEMENTS.

         Not applicable.

ITEM 26.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Not applicable.

ITEM 27.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL.

         Not applicable.

ITEM 28.          NUMBER OF HOLDERS OF SECURITIES.


                                                  Number of Record Holders
           Title of Class                            as of April 1, 1999
--------------------------------------        ----------------------------------
Interests                                                    One

ITEM 29.          INDEMNIFICATION.

         Reference is hereby made to Article X of the Registrant's Trust Instrument, which was filed as Exhibit 2(a) to the Registration Statement on Form N-2, on March 21, 1997.

         The Registrant's trustees and officers are insured under an errors and omissions liability insurance policy. The Registrant is insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 30.          BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

         Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of A I M Advisors, Inc., INVESCO Senior Secured Management, Inc. or INVESCO (NY), Inc. is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from the sections entitled "Management" and "Directors and Executive Officers" in the Fund's Part A.

         See the material in the prospectus, under the captions "Directors and Executive Officers" and "Management," included in the Fund's Registration Statement on Form N-2. Information about the Directors and Officers of A I M Advisors, Inc. and INVESCO (NY), Inc. is included in Schedule A and Schedule D of Part I of each entity's Form ADV (File No. 801-12313 and File No. 801-10254, respectively), filed with the Securities and Exchange Commission, which is incorporated herein by reference.

ITEM 31.          LOCATION OF ACCOUNTS AND RECORDS.

         Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its advisor A I M Advisors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and its custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

ITEM 32.          MANAGEMENT SERVICES.

         Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 33.          UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES



         Floating Rate Portfolio has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas on the 30th day of April, 1999.

                                               FLOATING RATE PORTFOLIO



                                           By:          *
                                               -------------------------------
                                               Robert H. Graham, President



         This Amendment has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURES                           TITLE                      DATE
            ----------                           -----                      ----

                    *                Chairman, Trustee & President
      --------------------------     (Principal Executive Officer)
        (Robert H. Graham)

                    *                           Trustee
      --------------------------
       (C. Derek Anderson)

                    *                           Trustee
      --------------------------
        (Frank S. Bayley)

                    *                           Trustee
      --------------------------
      (Arthur C. Patterson)

                    *                           Trustee
      --------------------------
        (Ruth H. Quigley)

                                            Vice President &
                    *                          Treasurer
      --------------------------        (Chief Accounting Officer)
         (Dana R. Sutton)


   *  By: /s/ Carol F. Relihan
          ----------------------
          Carol F. Relihan
          Attorney-In-Fact

                                  EXHIBIT INDEX



       Exhibit No.       Description of Exhibit

         (b) (2)         Amended and Restated By-Laws of Registrant.

         (g) (1)         Investment Management and Administration Contract.

         (g) (2)         Sub-Advisory and Sub-Administration Contract.

         (g) (3)         Sub-Sub-Advisory and Sub-Sub-Administration Contract.

         (j) (2)         Amendment to Custodian Contract.

         (k) (1)         Transfer Agency Contract.

         (k) (2)         Fund Accounting and Pricing Agent Agreement.

         (n)             Consent of PricewaterhouseCoopers LLP.